Exhibit Number 23.1

CONSENT OF INDENPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 033-62029 and 333-64921) pertaining to the Iomega Retirement and Investment Savings Plan of Iomega Corporation of our report dated June 11, 2004, with respect to the financial statements and schedule of the Iomega Retirement and Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Costa Mesa, California
June 25, 2004

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